UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CAMBIUM LEARNING GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-0587428

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 400 Dallas, Texas	75234

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which the form relates: 333-161075 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
The description of the common stock, par value $0.001 per share, of Cambium Learning Group, Inc. (the “Registrant”) to be registered hereunder is incorporated by reference to the information set forth under the heading “DESCRIPTION OF HOLDINGS’ CAPITAL STOCK” in the prospectus (the “Prospectus”) that constitutes Part I of the Registrant’s Registration Statement on Form S-4 (Registration No. 333-161075) under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2009, as amended from time to time, and declared effective by the Commission on November 13, 2009, and which Prospectus was filed with the Commission by the Registrant pursuant to Rule 424(b) under the Securities Act on November 18, 2009.
Item 2. Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because (i) no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and (ii) the securities being registered on this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: December 8, 2009

CAMBIUM LEARNING GROUP, INC.
By:	/s/ Todd W. Buchardt
Todd W. Buchardt
General Counsel and Secretary